BOARD OF TRUSTEES

THE HUNTINGTON FUNDS

POWER OF ATTORNEY

We, the undersigned members of the Board of Trustees of The Huntington Funds (the “Funds”), hereby constitute and appoint JAY S. FITTON, Secretary to the Funds and TIFFANY R. FRANKLIN, Assistant Secretary to the Funds, as our true and lawful attorneys and agents with full power to sign for us in his or her capacity, on Form N-14 relating to the Reorganization of the Huntington VA Income Equity Fund, a series of The Huntington Funds, into the Huntington VA Dividend Capture Fund, a series of The Huntington Funds, and on Form N-14 relating to the Reorganization of the Huntington VA Mid Corp America Fund, a series of The Huntington Funds, into the Huntington VA Situs Fund, a series of The Huntington Funds, and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, and hereby ratify and confirm our signatures as they may be signed by said attorney and agent.

We hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 14th day of February, 2014.

February 14, 2014	/s/ Thomas J. Westerfield
Thomas J. Westerfield

February 14, 2014	/s/ David S. Schoedinger
David S. Schoedinger

February 14, 2014	/s/ Mark D. Shary
Mark D. Shary

February 14, 2014	/s/ William H. Zimmer, III
William H. Zimmer, III

February 14, 2014	/s/ Eddie R. Munson
Eddie R. Munson